AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION ("Plan") is made this 10th day of January, 1997, among Chaos Group, Inc., a Nevada corporation ("Chaos"); Clear Vision, Inc., a Nevada corporation, any and all its subsidiaries and fictitious names (hereinafter collectively referred to as "CVI" and its shareholders
(hereinafter "Shareholders").

Chaos wishes to acquire all the issued and outstanding stock of CVI for and in exchange for stock of Chaos, in a stock for stock transaction intending to qualify as a tax-free exchange
pursuant to   368(a)(1)(B) of the Internal Revenue Code of 1986,
as amended. The parties intend for this Plan to represent the terms and conditions of such tax-free reorganization, which Plan the parties hereby adopt.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, IT IS AGREED:

                                Section 1
                           Terms of Exchange

1.1 Number of Shares. Upon the execution hereof, the Shareholders of CVI agree to assign, transfer, and deliver to Chaos, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature or description, all of their shares of CVI stock, and Chaos agrees to acquire such shares on the date thereof, or as soon as practicable thereafter, by issuing and delivering in exchange therefore solely common shares of Chaos's stock, par value $0.001, in the aggregate of 6,985,415 shares, subject to the provisions of this Plan, which shall represent, as a result thereof, approximately eighty seven percent (87%) of the then issued and outstanding shares of Chaos. Subsequent to the date hereof, the Shareholders shall, upon the surrender of the CVI certificates representing their respective beneficial and record ownership of all of the issued and outstanding shares of CVI to Chaos, as soon as practicable hereafter, and further provided an exemption from the registration provisions of Section 5 of the Securities Act of 1933 is available for the issuance thereof, the Shareholders shall be entitled to receive a certificate(s) evidencing shares of the exchanged Chaos stock as provided for herein. Upon the consummation of the transaction contemplated herein, Chaos shall be the beneficial and record owner of all of the issued and outstanding stock of CVI.

1.2 Anti-Dilution. For all relevant purposes of this Plan, the number of Chaos shares to be issued and delivered pursuant to this Plan shall be appropriately adjusted to take into account any stock split, stock dividend, reverse stock split, recapitalization, or similar change in Chaos common stock, which may occur between the date of the execution of this Plan and the date of the delivery of such shares.

1.3 Delivery of Certificates. The Shareholders shall transfer to Chaos at the closing provided for in Section 2 (the ""losing"" the shares of common stock of CVI listed opposite their respective names on Exhibit A hereto (the "CVI shares") in exchange for shares of the common stock of Chaos as outlined above in Section 1.1 hereof (the "Chaos Stock"). All of such shares of Chaos of Chaos as outlined above in Section 1.1 hereof (the "Chaos Stock"). All of such shares of Chaos stock shall be issued at the closing to the Shareholders, in the numbers shown opposite their respective names in Exhibit "A". The transfer of CVI shares by the Shareholders shall be effected by the delivery to Chaos at the Closing of certificates representing the transferred shares endorsed in blank or accompanied by stock powers executed in blank, with all signatures guaranteed by a national bank and with all necessary transfer taxes and other revenue stamps affixed and acquired at the Shareholders' expense.

1.4 Further Assurances. Subsequent to the execution hererof, and from time to time thereafter, the Shareholders shall execute such additional instruments and take such other action as Chaos may request in order to more effectively sell, transfer and assign clear title and ownership in the CVI shares to Chaos.

                                Section 2
                                 Closing

2.1 Closing. The Closing contemplated by Section 1.3 shall be held at the law offices of Daniel W. Jackson, Esq. On or before February 28, 1997 or at such other time or place as may be mutually agreed upon in writing by the parties. The Closing may also be accomplished by wire, express mail or other courier service, conference telephone communications or as otherwise agreed by the respective parties or their duly authorized representatives. In any event, the closing of the transactions contemplated by this Plan shall be effected as soon as practicable after all of the conditions contained herein have been satisfied.

2.2 Closing Events. At the Closing, each of the respective parties hereto shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged, and delivered) any agreements, resolutions, rulings, or other instruments required by this Plan to be so delivered at or prior to Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transaction contemplated hereby.

                                 Section 3
          Representations, Warranties and Covenants of Chaos

Chaos represents and warrants to, and covenants with, the Shareholders and CVI as follows:

3.1 Corporate Status. Chaos is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Chaos has full corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business on all material respects as it is now being conducted, and there is no jurisdiction in which the character and location of the assets owned by it, or the nature of the business transacted by it, requires qualification. Included in the Chaos schedules (defined below) are complete and correct copies of its Articles of Incorporation and By-Laws as in effect on the date hereof. The execution and delivery of this Plan does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Chaos' Articles of Incorporation or By-Laws. Chaos has taken all action required by law, its Articles of Incorporation, its By-Laws, or otherwise, to authorize the execution and delivery of this Plan.

3.2 Capitalization. The authorized capital stock of Chaos as of the date hereof consists of 20,000,000 common shares, par value $0.001. The common shares of Chaos issued and outstanding are fully paid, non-assessable shares. There are no outstanding options, warrants, or calls or any understanding, agreements, commitments, contracts or promises with respect to the issuance of Chaos's common stock or with regard to any options, warrants or other contractual rights to acquire any of Chaos's authorized but unissued common shares.

3.3  Financial Statements.

(a) Chaos hereby warrants and covenants to CVI that the audited financial statements for its period ended July 31, 1996, fairly and accurately represent the financial condition of Chaos and that the same will be prepared along with the period ended as of the date of Closing, for consolidation by an independent public accountant, which shall be prepared in accordance with generally accepted accounting principles consistently applied, on or before the expiration of forty-five days from the date of Closing.

(b) Chaos hereby warrants and represents that the audited financial statements for the periods set forth in subparagraph
(a) supra, fairly and accurately represent the financial condition of Chaos as submitted heretofore to CVI for examination and review.

3.3 Conduct of Business. Chaos is a development stage company and has not engaged in any operational activities prior to the date hereof.

3.4 Litigation. There are no material actions, suits, or proceedings, pending, or, to the best knowledge of Chaos, threatened by or against or effecting Chaos at law or in equity, or before any governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind; Chaos does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, warrant, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

3.5 Books and Records. From the date hereof, and for any reasonable period subsequent thereto, Chaos and its present management will (I) give to the Shareholders and CVI, or their duly authorized representatives, full access, during normal business hours, to all of its books, records, contracts and other corporate documents and properties so that the Shareholders and CVI, or their duly authorized representatives, may inspect them; and (ii) furnish such information concerning the properties and affairs of Chaos as the Shareholders and CVI, or their duly authorized representatives, may reasonably request. Any such request to inspect Chaos's books shall be directed to Chaos' counsel, Daniel W. Jackson, at the address set forth herein under
Section 10.4 Notices.

3.6 Confidentiality. Until the Closing (and thereafter if there is no Closing), Chaos and its representatives will keep confidential any information which they obtain from the Shareholders or from CVI concerning its properties, assets and the proposed business operations of CVI. If the terms and conditions of this Plan imposed on the parties hereto are not consummated on or before 5:00 p.m. MST on February 28, 1997 or otherwise waived or extended in writing to a date mutually agreeable to the parties hereto, Chaos will return to CVI all written matter with regard to CVI obtained in connection with the negotiations or consummation of this Plan.

3.7 Conflict with Other Instruments. The transactions contemplated by this Plan will not result in the breach of any term or provision of, or constitute a default under any indenture, mortgage, deed of trust, or there material agreements or instrument to which Chaos was or is a party, or to which any of its assets or operations are subject, and will not conflict with any provision of the Articles of Incorporation or By-Laws of Chaos.

3.8 Corporate Authority. Chaos has full corporate power and authority to enter into this Plan and to carry out its obligations hereunder and will deliver to the Shareholders and CVI, or their respective representatives, at the Closing, a certified copy of resolutions of its Board of Directors authorizing execution of this Plan by its officers and performance thereunder.

3.9 Consent of Shareholders. Chaos hereby warrants and represents that the Shareholders of Chaos, being the owners of a majority of the issued and outstanding stock of the Corporation consented in writing to the authorization to execute an Agreement and Plan of Reorganization as between Chaos and CVI pursuant to a stock-for-stock transaction in which Chaos would acquire all of the issued and outstanding shares of CVI in exchange for the issuance of a total of 6,985,415 common shares of Chaos.

3.10 Special Covenants and Representations Regarding the Exchanged Chaos Stock. The consummation of this Plan and the transactions herein contemplated include the issuance of the exchanged Chaos shares to the Shareholders, which constitutes an offer and sale of securities under the Securities Act of 1933, as amended, and applicable states' securities laws. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus requirements of such statues which depend interlace on the circumstances under which the Shareholders acquire such securities. In connection with the reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, at the Closing, Shareholders shall cause to be delivered to Chaos a Letter(s) of Investment Intent in the form attached hereto as Exhibit C and incorporated herein by reference.

3.11 Undisclosed or Contingent Liabilities. Chaos hereby represents and warrants that it has no undisclosed or contingent liabilities which have not been disclosed to CVI.

3.12 Information. The information concerning Chaos set forth in this Plan, and the Chaos schedules attached hereto, are complete and accurate in all material respects and do not contain, or will not contain, when delivered, any untrue statement or a material fact or omit to state a material fact the omission of which would be misleading to CVI in connection with this Plan.

3.13 Title and Related Matters. Chaos has good and marketable title to all of its properties, interests in properties, and assets, real and personal, which are reflected, or will be reflected, in the Chaos balance sheets, free and clear of any and all liens and encumbrances.

3.14 Contracts or Agreements. Chaos is not bound by any material contracts, agreements or obligations which it has not already disclosed to CVI.

3.15 Governmental Authorizations. Chaos has all licenses, franchises, permits and other government authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof.

3.16 Compliance with Laws and Regulations. Chaos has complied with all applicable statutes and regulations of any federal, state, or other applicable jurisdiction or agency thereof, except to the extent that noncompliance would not materially and adversely effect the business, operations, properties, assets, or condition of chaos or except to the extent that noncompliance would not result in the occurrence of any material liability, not otherwise disclosed to CVI.

3.17 Approval of Plan. The Board of Directors of Chaos has authorized the execution and delivery of this Plan by Chaos and have approved the Plan and the transactions contemplated hereby. Chaos has full power, authority, and legal right to enter into this Plan and to consummate the transactions contemplated hereby.

3.18 Investment Intent. Chaos is acquiring the CVI shares to be transferred to it under this Plan for investment and no with a view to the sale or distribution thereof, and Chaos has no commitment or present intention to liquidate CVI or to sell or otherwise dispose of the CVI shares.

3.19 Unregistered Shares and Access to Information. Chaos understands that the offer and sale of the CVI shares have not been registered with or reviewed by the Securities and Exchange Commission under the Securities Act of 1933, as amended, or with or by any state securities law administrator, and no federal, state securities law administrator has reviewed or approved any disclosure or other material concerning CVI or the CVI shares. Chaos has been provided with and reviewed all information concerning CVI, the CVI shares as it has considered necessary or appropriate as a prudent and knowledgeable investor to enable it to make an informed investment decision concerning the CVI shares. Chaos has made an investigation as to the merits and risks of its acquisition of the CVI Shares and has had the opportunity to ask questions of, and has received satisfactory answers from, the officers and directors of CVI concerning CVI, the CVI shares and related matters, and has had an opportunity to obtain additional information necessary to verify the accuracy of such information and to evaluate the merits and risks of the proposed acquisition of the CVI shares.

3.20 Chaos Schedules. Chaos has delivered to CVI the following items listed below, hereafter referred to as the "Chaos Schedules", which is hereby incorporated by reference and made a part hereof. A certification executed by a duly authorized officer of Chaos on or about the date within the Plan is executed to certify that the Chaos Schedules are true and correct.

(a)  Copy of Articles of Incorporation, as amended, and By-Laws

(b)  Financial statements;

(c)  Shareholder list;

(d)  Resolution of Directors approving Plan;

(e)  Officer's Certificate as required under Section 6.2 of the Plan;

(f)  Opinion of counsel as required under Section 6.4 of the Plan;

(g)  Certificate of Good Standing;

(h)  Consent of Shareholders approving Plan.

                                 Section 4
            Representations, Warranties and Covenants of CVI

CVI represents and warrants to, and covenants with, the Shareholders and Chaos as follows:

4.1 Corporate Status. CVI is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada incorporated on February 22, 1995. CVI has full corporate power and is dully authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business on all material respects as it is now being conducted, and there is no jurisdiction in which the character and location of the assets owned by it, or the nature of the business transacted by it, requires qualification. Included in the CVI schedules (defined below) are complete and correct copies of its Articles of Incorporation and By-Laws as in effect on the date hereof. The execution and delivery of this Plan does not, and the consummation of the transactions contemplated hereby will not, violate any provision of CVI's Articles of Incorporation or By-Laws. CVI has taken all action required by law, its Articles of Incorporation, its By-Laws, or otherwise, to authorize the execution and delivery of this Plan.

4.2 Capitalization. The authorized capital stock of CVI as of the date hereof consists of 20,000,000 common shares. As of the date hereof all common shares of CVI issued and outstanding are fully paid, non-assessable shares. There are no outstanding options, warrants, or calls or any understanding, agreements, commitments, contracts or promises with respect to the issuance of CVI's common stock or with regard to any options, warrants or other contractual rights to acquire any of CVI's authorized but unissued common shares.

4.3 Conduct of Business. CVI has been in the business of CVI as organized for the purpose of manufacturing and selling advertising materials which employ a patented "luminite" gel technology. CVI has acquired the non-exclusive right to market signs and signage type products that employ this patented technology. In addition, CVI has acquired a large format digital printer that allows it to produce other forms of advertising signage.

It is the management's intent to develop CVI into a source for a variety of advertising signs, banners, posters, etc. The company plans to provide both source materials and operations, the Company's wholly owned subsidiary would provide teams of advertising specialists to retailers for consultation, advice and promotional planning with the expectation that CVI's product will be employed by the retailer in the execution of the advertising promotion.

The centerpiece for CVI's products is the "luminite" gel signs. These signs employ a translucent sign that is illuminated by means of a back-lit light box. The resulting sign provides a brilliant visual presentation. The company hopes that this "luminite" gel technology will compete successfully with neon signs and other similar products.

The company plans eventually to establish a leasing division or wholly owned subsidiary that would work in conjunction with CVI. This leasing operation would purchase the hardware required for the use of "luminite" gel signs. These light boxes would be leased to the retailers by the new leasing company. Management believes that by offering hardware leases with the "luminite" gel signs, the Company will be able to compete more successfully against existing alternative signage products.

CVI will use its best efforts to maintain and preserve its business organization, employee relationships and goodwill intact, and will not, without the prior written consent of Chaos, enter into any material commitments except in the ordinary course of business.

CVI agrees that CVI will conduct itself in the following manner pending the Closing:

(a) Certificate of Incorporation and Bylaws. No change will be made in the Certificate of Incorporation or Bylaws of CVI.

(b) Capitalization, etc. CVI will not make any change in its authorized or issued shares of any class, declare or pay any dividend or other distribution, or issue, encumber, purchase or otherwise acquire any of its shares of any class.

4.4  Options, Warrants and Rights.   Although CVI intends to
enact and put into effect various management and employee benefit plans in the near future, as of the date hereof, CVI has no options, warrants or stock appreciation rights related to the authorized but unissued CVI common stock. There are no existing options, warrants, calls, or commitments or any character relating to the authorized and unissued CVI common stock, except options, warrants, calls, or commitments, if any, to which CVI is not a party and by which it is not bound.

4.5 Title to Property. CVI has good and marketable title to all of its properties and assets, real and personal, proprietary or otherwise, as will be reflected in the balance sheets of CVI, and the properties and assets of CVI are subject to no mortgage, pledge, lien or encumbrance, unless as otherwise disclosed in its financial statements.

4.8 Litigation. There are no material actions, suits, or proceedings, pending, or, to the best knowledge of CVI, threatened by or against of effecting CVI at law or in equity, or before any governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind; CVI does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, warrant, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

4.9 Books and Records. From the date hereof, and for any reasonable period subsequent thereto, CVI and its present management will (i) give to the Shareholders and CVI, or their duly authorized representatives, full access, during normal business hours, to all of its books, records, contracts, and other corporate documents and properties so that the Shareholders and CVI, or their duly authorized representatives, may inspect them; (ii) furnish such information concerning the properties and affairs of CVI as the Shareholders and CVI, or their duly authorized representatives, may reasonably request. Any such request to inspect CVI's books shall be directed to CVI's representative, at the address set forth herein under Section
10.4 Notices.

4.10 Confidentiality. Until the Closing (and thereafter if there is no Closing), CVI and its representatives will keep confidential any information which they obtain from the Shareholders or from CVI concerning its properties, assets and the proposed business operations of CVI. If the terms and conditions of this Plan imposed on the parties hereto are not consummated on or before 5:00 p.m. MST on February 28, 1997 or otherwise waived or extended in writing to a date mutually agreeable to the parties hereto, CVI will return all written matter with regard to Chaos obtained in connection with the negotiations or consummation of this Plan.

4.11 Investment Intent. The Shareholders represent and covenant that they are acquiring the unregistered and restricted common shares of Chaos to be delivered to them under this Plan for investment purposes and not with a view to the subsequent sale or distribution thereof, and as agreed, supra, the Shareholders, their successors and assigns agree to execute and deliver to Chaos on the date of Closing or no later than the date on which the restricted shares are issued and delivered to the Shareholders, their assigns, or designees, and Investment Letter similar in form to that attached hereto as Exhibit C.

4.12 Unregistered Shares and Access to Information. CVI and the Shareholders understand that the offer and sale of Chaos shares to be exchanged for the CVI shares have not been registered with or reviewed by the Securities and Exchange Commission under the Securities Act of 1933, as amended, or with or by any state securities law administrator, and no federal or state securities law administrator has reviewed or approved any disclosure or other material facts concerning Chaos or Chaos stock. CVI and the Shareholders have been provided with and reviewed all information concerning Chaos and Chaos shares, to be exchanged for the CVI shares as they have considered necessary or appropriate as prudent and knowledgeable investors to enable them to make informed investment decisions concerning the Chaos shares, to be exchanged for the CVI shares. CVI and the Shareholders have made an investigation as to the merits and risks of their acquisition of the Chaos shares, to be exchanged for the CVI shares and have had the opportunity to ask questions of, and have received satisfactory answers from, the officers and directors of Chaos concerning Chaos shares to be exchanged for CVI shares and related matters, and have had an opportunity to obtain additional information necessary to verify the accuracy of such information and to evaluate the merits and risks of the proposed acquisition of the Chaos shares to be exchanged for the CVI shares.

4.13 Title to Shares. The Shareholders are the beneficial and record owners, free and clear of any liens and encumbrances, of whatever kind or nature, of all of the shares of CVI of whatever class or series, which the Shareholders have contracted to exchange.

4.14  Contracts.

(a) Set forth in the CVI Schedules are copies or descriptions of all material contracts which written or oral, all agreements, franchises, licenses, or other commitments to which CVI is a party or by which CVI or its properties are bound.

(b) Except as may be set forth in the CVI Schedules, CVI is not a party to any contract, agreement, corporate restriction, or subject to any judgment, order, writ, injunction, decree, or award, which materially and adversely effect the business, operations, properties, assets, or conditions of CVI.

(c) Except as set forth in the CVI Schedules, CVI is not a party to any material oral or written (i) contract for employment of any officer which is not terminable on 30 days (or less) notice;
(ii) profit sharing, bonus, deferred compensation, stock option, severance, or any other retirement plan of arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended, or otherwise covered; (iii) agreement providing for the sale, assignment or transfer of any of its rights, assets or properties, whether tangible or intangible, except sales of its property in the ordinary course of business with a value of less than $2,000; or (iv) waiver of any right of any value which in the aggregate is extraordinary or material concerning the assets or properties scheduled by CVI, except for adequate value and pursuant to contract. CVI has not entered into any material transaction which is not listed in the CVI Schedules or reflected in the CVI financial statements.

4.15 Material Contract Defaults. CVI is not in default in any material respect under the terms of any contract, agreement, lease or other commitment which is material to the business, operations, properties or assets, or condition of CVI, and there is no event of default or event which, with notice of lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which CVI has not taken adequate steps to prevent such default from occurring, or otherwise compromised, reached a satisfaction of, or provided for extensions of time in which to perform under any one or more contract obligations, among others.

4.16 Conflict with Other Instruments. The consummation of the within transactions will not result in the breach of any term or provision of, or constitute a default under any indenture, mortgage, deed of trust, or material agreement or instrument to which CVI was or is a party, or to which any of its assets or operations are subject, and will not conflict with any provision of the Articles of Incorporation of CVI.

4.17 Governmental Authorizations. CVI has all licenses, franchises, permits and other government authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities laws, no authorization, approval, consent or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by CVI of this Plan and the consummation by CVI of the transactions contemplated hereby.

4.18 Compliance with Laws and Regulations. CVI has complied with all applicable statutes and regulations of any federal, state, or other applicable jurisdiction or agency thereof, except to the extent that noncompliance would not materially and adversely effect the business, operations, properties, assets, or condition of CVI or except to the extent that noncompliance would not result in the occurrence of any material liability, not otherwise disclosed to Chaos.

4.19 Approval of Plan. The Board of Directors of CVI have authorized the execution and delivery of this Plan by CVI and have approved the Plan and the transactions contemplated hereby. CVI has full power, authority, and legal right to enter into this Plan and to consummate the transactions contemplated hereby.

4.20 Information. The information concerning CVI set forth in this Plan, and the CVI Schedules attached hereto, are complete and accurate in all material respects and do not contain, or will not contain, when delivered, any untrue statement of a material fact or omit to state a material fact the omission of which would be misleading to Chaos in connection with this Plan.

4.21 CVI Schedules. CVI has delivered to Chaos the following items listed below, hereafter referred to as the "CVI Schedules", which is hereby incorporated by reference and made part hereof. A certification executed by a duly authorized officer of CVI on or about the date within the Plan is executed to certify that the CVI Schedules are true and correct.

(a)  Copy of Articles of Incorporation and Bylaws;

(b)  Financial Statements;

(c)  Resolution of Board of Directors approving Plan;

(d)  Consent of Shareholders approving Plan;

(e) A list of key employees, including current compensation, with notation as to job description and whether or not such employee is subject to written contract, and if subject to a contract or employment agreement, a copy of the same;

(f) A schedule showing the name and location of each bank or other institution with which CVI has an account and the names of the authorized persons to draw thereon or having access thereto;

(g) A schedule setting forth the shareholders, together with the number of shares owned beneficially or of record by each (also attached as Exhibit A);

(h) Officer's Certificate as required by Section 7.2 of the Plan;

(i)  Certificate of Good Standing.

                                  Section 5
                             Special Covenants

5.1 CVI Information Incorporated in Chaos' Reports. CVI represents and warrants to Chaos that all of the information furnished under this Plan shall be true and correct in all material respects and that there is no omission of any material fact required to make the information stated not misleading. CVI agrees to indemnify and hold Chaos harmless, including each of its Directors and Officers, and each person, if any, who controls such party, under any applicable law from and against any and all losses, claims, damages, expenses, or liabilities to which any of them may become subject under applicable law, or reimburse them for any legal or other expenses reasonable incurred by them in connection with investigating or defending any such actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based on any untrue statement, alleged untrue statement, or omission of a material fact contained in such information delivered hereunder.

5.2 Special Covenants and Representations Regarding the Exchange of Chaos Stock . The consummation of this Plan and the transactions herein contemplated, including the issuance of the Chaos shares in exchange for all of the issued and outstanding shares of CVI to the Shareholders constitutes the offer and sale of securities under the Securities Act and the applicable state statutes, which depend, inter alia, on the circumstances under which the Shareholders acquire such securities. Chaos intends to rely on the exemption of the registration provision of Section 5 of the Securities Act as provided for under Section 4.2 of the Securities Act of 1933, which states "transactions not involving a public offering", among others. Each Shareholder upon submission of his CVI shares and the receipt of the Chaos shares exchanged therefor, shall execute and deliver to Chaos a letter of investment to indicate, among other representations, that the Shareholder is exchanging the CVI shares for Chaos shares for investment purposes and not with a view to the subsequent distribution thereof. A proposed Investment Letter is attached hereto as Exhibit B and incorporated herein by reference for the general use by the Shareholders, as they may determine.

5.3 Action Prior to Closing. Upon the execution hereof until the Closing date, and the completion of the consolidated audited financials,

(a) CVI and Chaos will (i) perform all of its obligations under material contracts, leases, insurance policies and/or documents relating to its assets an business; (ii) use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with existing potential customers and clients; and (iii) fully comply with and perform in all material respects all duties and obligations imposed on it by all federal and state laws and all rules, regulations, and orders imposed by all federal or state government authorities.

(b) Neither CVI nor Chaos will (i) make any change in its Articles of Incorporation or Bylaws except and unless as contemplated pursuant to Section 3 of this Plan; (ii) enter into or amend any contract, agreement, or other instrument of the types described in the parties' schedules, except that a party may enter into or amend any contract or other instrument in the ordinary course of business involving the sale of goods or services, provided that such contract does not involve obligations in excess of $10,000.

                              Section 6
               Conditions Precedent to Obligations of
                      CVI and the Shareholders

All obligations of CVI and the Shareholders under this Plan are subject to the satisfaction, on or before the Closing date, except as otherwise provided for herein, or waived or extended in writing by the parties hereto, of the following conditions:

6.1 Accuracy of Representations. The representations and warranties made by Chaos in this Plan were true when made and shall be true as of the Closing date (except for changes therein permitted by this Plan) with the same force and effect as if such representations and warranties were made at and as of the Closing date; and Chaos shall have performed and complied with by Chaos prior to the Closing, unless waived or extended in writing by the parties hereto. CVI shall have been furnished with a certificate, signed by a duly authorized executive officer of Chaos and dated the Closing date, to the foregoing effect.

6.2 Officers' Certificate. CVI and the Shareholders shall have been furnished with a certificate dated the Closing date and signed by a duly authorized executive officer of Chaos, to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of Chaos, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Plan, or which might result in any material adverse change in the assets, properties, business, or operations of Chaos.

6.3 No Material Adverse Change. Prior to the Closing date, there shall have not occurred any material adverse change in the final condition, business or operations of Chaos, nor shall any event have occurred which, with lapse of time or giving of notice or both, may cause or create any material adverse change in the financial condition, business or operations of Chaos, except as otherwise disclosed to CVI.

6.4 Opinion of Counsel of Chaos. Chaos shall furnish to CVI and the Shareholders an opinion dated as of the Closing date and in form and substance satisfactory to CVI and the Shareholders to the effect that:

(a) Chaos is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, and with all requisite corporate power to perform its obligations under this Plan.

(b) The business of Chaos, as presently conducted, including, upon the consummation hereof, the ownership of all of the issued and outstanding shares of CVI, does not require it to register it to do business as a foreign corporation on any jurisdiction other than under the jurisdiction of its Articles of Incorporation or Bylaws and Chaos has complied to the best of its knowledge in all material respects with all laws, regulations, licensing requirements and orders applicable to its business activities and has filed with the proper authorities, including the Department of Commerce, Division of Corporations, and Secretary of State for the State of Nevada, all statements and reports required to be filed.

(c) The authorized and outstanding capital stock of Chaos as set forth in Section 3.2 above, and all issued and outstanding shares have been duly and validly authorized and issued and are fully paid and non-assessable.

(d) There are no material claims, suits or other legal proceedings pending or threatened against Chaos of any court or before or by any governmental body which might materially effect the business of Chaos or the financial condition of Chaos as a whole and no such claims, suits or legal proceedings are contemplated by governmental authorities against Chaos.

(e) To the best knowledge of such counsel, the consummation of the transactions contemplated by this Plan will not violate or contravene the provisions of the Certificate of Incorporation or Bylaws of Chaos, or any contract, agreement, indenture, mortgage, or order by which Chaos is bound.

(f) This Plan constitutes a legal, valid and binding obligation of Chaos enforceable in accordance with its terms, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, or similar law effecting creditors' rights generally and general principles of equity (regardless of whether such principles are considered in a proceeding in equity or law).

(g) The execution and delivery of this Plan and the consummation of the transactions contemplated hereby have been ratified by a majority of the Shareholders of Chaos and have been duly authorized by its Board of Directors.

6.5 Good Standing. CVI shall have received a Certificate of Good Standing from the State of Nevada, dated within sixty
(60) days prior to Closing, but in no event later than ten (10) days subsequent to the execution hereof certifying that Chaos is in good standing as a corporation in the State of Nevada.

6.6 Other Items. CVI and the Shareholders shall have received such further documents, certifications or instruments relating to the transactions contemplated hereby as CVI and the Shareholders may reasonably request.

                              Section 7
          Conditions Precedent to Obligations of Chaos

All obligations of Chaos under this Plan are subject, at its option, to the fulfillment, before Closing, or each of the following conditions:

7.1 Accuracy of Representations. The representations and warranties made by CVI and the Shareholders under this Plan were true when made and shall be true as of the Closing date (except for changes therein permitted by this Plan) with the same force and effect as if such representations and warranties were made at and as of the Closing date; and, Chaos shall have performed and complied with by CVI prior to the Closing, unless waived or extended in writing by the parties hereto. Chaos shall have been furnished with a certificate, signed by a duly authorized executive officer of CVI and dated the Closing date, to the foregoing effect.

7.2 Officers' Certificate. Chaos shall have been furnished with a certificate dated the Closing date and signed by a duly authorized executive officer of CVI, to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of CVI, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Plan, or which might result in any material adverse change in the assets, properties, business, or operations of CVI.

7.3 No Material Adverse Change. Prior to the Closing date, there shall have not occurred any material adverse change in the final condition, business or operations of Chaos, nor shall any event occurred which, with lapse of time the giving of notice or both, may cause or create any material adverse change in the financial condition, business or operations of CVI, except as otherwise disclosed to Chaos.

7.4 Good Standing. Chaos shall have received a Certificate of Good Standing from the State of Nevada, dated within sixty
(60) days prior to Closing, but in no event later than ten (10) days subsequent to the execution hereof certifying that CVI is in good standing as a corporation in the State of Nevada.

7.5 Dissenters' Rights Waived. The Shareholders of CVI, and each of them, have agreed and hereby waive any dissenters' rights, if any, under the laws of the State of Nevada in regards to any objection to this Plan as outlined herein and otherwise consent to and agree and authorize the execution and consummation of the within Plan in accordance to the terms and conditions of this Plan by the management of CVI.

7.6 Other Items. Chaos shall have received such further documents, certifications or instruments relating to the transactions contemplated hereby as Chaos may reasonably request.

7.7 Registration of CVI Shares. In connection with the exchange of Chaos shares for CVI shares, Chaos agrees, if practicable, and subject to the consent of an underwriter(s) in the event Chaos undertakes to file a Registration Statement under the Securities Act of 1933, as amended, for the purpose of raising money from the public through the sale of its equity, to ensure that the Chaos shares issued in connection with the within Plan will be included as part of a general Registration Statement and "piggy back" any such offering for the purpose of registering the same for sale by the Shareholders, as they may determine. Chaos shall execute and deliver to the Shareholders the Registration Rights Agreement in form attached hereto as Exhibit B.

7.8 Execution of Investment Letter. The Shareholders shall have executed and delivered copies of Exhibit C to Chaos.

                              Section 8
                             Termination

8.1 Termination by CVI or the Shareholders. This Plan may be terminated at any time prior to the Closing date by action of CVI or the Shareholders, if Chaos shall fail to comply in any material respect with any of the covenants or agreements contained in this Plan, or if any of its representations or warranties contained herein shall be inaccurate in any material respect.

8.2 Termination by Chaos. This Plan may be terminated at any time prior to the Closing date by action of Chaos if CVI shall fail to comply in any material respect with any of the covenants or agreements contained in this Plan, or if any of its representations or warranties contained herein shall be inaccurate in any material respect.

8.3  Termination by Mutual Consent.

(a) This Plan may be terminated at any time prior to the Closing date by mutual consent of Chaos, expressed by action of its Board of Directors, CVI or the Shareholders.

(b) If this Plan is terminated pursuant to Section 8, this Plan shall be of no further force and effect and no obligation, right or liability shall arise hereunder. Each party shall bear its own costs in connection herewith.

                            Section 9
                Shareholders' Representative

The Shareholders hereby irrevocably designate and appoint
David Peterson of Haynie & Co., 1785 West 2300 South, Salt Lake City 84119 as their agent and attorney in fact (the "Shareholders' Representative") with full power and authority until the Closing to execute, deliver and receive on their behalf all notices, requests and other communications hereunder; to fix and alter on their behalf the date, time and place of the Closing; to waive, amend or modify any provisions of this Plan and to take such other action on their behalf in connection with this Plan, the Closing and the transactions contemplated hereby as such agent deems appropriate; provided, however, that no such waiver, amendment or modification may be made if it would decrease the number of shares to be issued to the Shareholders under Section 1 hereof or increase the extent of their obligation to Chaos hereunder, unless agreed in writing by the Shareholders.

                              Section 10
                         General Provisions

10.1 Further Assurances. At any time, and from time to time, after the Closing date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purpose of the Plan.

10.2 Payments of Estimated Costs and Fees. Chaos and CVI mutually determine and agree that CVI shall pay the estimated costs and fees incurred in connection with the execution and consummation of the Plan.

10.3 Press Release and Shareholders' Communications. On the date of Closing, or as soon thereafter as practicable, CVI and the Shareholders shall cause to have promptly prepared and disseminated a news release concerning the execution and consummation of the Plan, such press release and communication to be released promptly and within the time required by the laws, rules and regulations as promulgated by the United States Securities and Exchange Commission, and concomitant therewith to cause to be prepared a full and complete letter to Chaos' shareholders which shall contain information required by Regulation 240.14f-1 as promulgated under Section 14(f) as mandated under the Securities and Exchange Act of 1934, as amended.

10.4 Notices. All notices and other communications required or permitted hereunder shall be sufficiently given if personally delivered, sent by registered mail, or certified mail, return receipt requested, postage prepaid, or by facsimile transmission addressed to the following parties hereto or at such other addresses as follows:

If to Chaos:              Chaos Group, Inc.
                          Attention:  Michael Reynolds
                          345 Mandle Drive
                          Beverly Hills, California 90210

With a copy to:           Daniel W. Jackson, Esq.
                          215 South State Street, Suite 1100
                          Salt Lake City, Utah 84111

If to CVI:                Clear Vision Inc.
                          548 Diaz Avenue
                          Oxnard, California 93030

If to the Shareholders:   David Peterson
                          Haynie & Co.
                          1785 West 2300 South
                          Salt Lake City, Utah 84119

Or at such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, sent by facsimile transmission, or telegraphed.

10.5 Entire Agreement. This Plan represents the entire agreement between the parties relating to the subject matter hereof, including any previous letters of intent, understandings, or agreements between Chaos, CVI and the Shareholders with respect to the subject matter hereof, all of which are hereby merged into this Plan, which alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. Excepting the foregoing agreement, there are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

10.6 Governing Law. This Plan shall be governed by and construed and enforced in accordance with the laws of the State of Utah, except to the extent preempted by federal law, in which event (and to that extent only) federal law shall govern.

10.7 Tax Treatment. The transaction contemplated by this Plan is intended to qualify as a "tax-free" reorganization under the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. CVI and Chaos acknowledge, however, that each are being represented by their own tax advisors in connection with this transaction, and neither has made any representations or warranties to the other with respect to treatment of such transaction or any part or effect thereof under applicable tax laws, regulations or interpretations; and no attorney's opinion or tax revenue ruling has been obtained with respect to the tax consequences of the transactions contemplated by the within Plan.

10.8 Attorney Fees. In the event that any party prevails in any action or suit to enforce this Plan, or secure relief from any default hereunder or breach hereof, the nonprevailing party or parties shall reimburse the prevailing party or parties for all costs, including reasonable attorney fees, incurred in connection therewith.

10.9 Amendment of Waiver. Every right and remedy provided herein shall be cumulative and every other right and remedy, whether conferred herein, at law or in equity, and may be enforced concurrently or separately, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, therefore, or thereafter occurring or existing. Any time prior to the expiration of thirty (30) days from the date hereof, this Plan may be amended by a writing signed by the party or parties for whose benefit the provision is intended.

10.10 Counterparts. This Plan may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which together shall constitute one and the same instruments.

10.11 Headings. The section and subsection headings in this Plan are inserted for convenience only and shall not effect in any way the meaning or interpretation of the Plan.

10.12 Parties in Interest. Except as may otherwise be expressly provided herein, all terms and provisions of this Plan shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, beneficiaries, personal and legal representatives, and assigns.

IN WITNESS WHEREOF, the parties have executed this Plan and Agreement of Reorganization effective the day and year first set forth above.

                                CHOAS GROUP, INC.


                                By: /s/  Wm. Michael Reynolds
                                Wm. Michael Reynolds, President


                                CLEAR VISION INC.


                                By: /s/  Eric Lewis
                                Eric Lewis, President

                                SHAREHOLDERS

                                CHINEX INTERNATIONAL


                                By: /s/  Robert Stabile
                                Robert Stabile, President


                                BEVERLY HILLS 310, INC.


                                By: /s/  Trudy Reynolds
                                Trudy Reynolds, President

                                ECOSPHERE


                                By: /s/  Wm. Michael Reynolds
                                Wm. Michael Reynolds

                                LABRANDA


                                By: /s/  Ronnie Case
                                Ronnie Case, Secretary